Forward-Looking Statements
This presentation contains “forward-looking statements,” within the meaning of the federal securities laws that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the Company’s estimates of financial performance and such things as business strategy, measures to implement strategy, competitive strengths, goals, references to future success and other events are generally forward-looking statements.
As previously announced, the Company has stated its intention to restate certain of its previously issued financial statements (the “Restatement”). The Restatement, the fiscal 2006 and all fiscal 2007 financial statements have not yet been completed and accordingly all statements herein with respect to historical financial performance are preliminary estimates and are subject to revision pending completion of such financial statements and the fiscal 2006 and fiscal 2007 audits and the Restatement.
The Company’s actual results may differ materially from its estimates. Whether actual results, events and developments will conform to the Company’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company’s actual results to differ from those contemplated by its forward-looking statements are the risk that the Company’s actual financial results may change as a result of the completion of the fiscal 2006 and fiscal 2007 audits and the review of the first three quarters of fiscal 2007 and the Restatement; the Company may not be able to successfully develop its magazine operations so that they continue to generate sufficient cash flow to enable the Company to meet its obligations under its senior credit facility and bond indentures, including the financial covenants under its senior credit facility; actions of rating agencies;
industry and general economic conditions; the Company’s ability to realize its expected benefits from cost savings initiatives; and the risks and uncertainties contained in the Company’s periodic reports filed with the Securities and
Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.
Exhibit 99.1

Business Update
• Results for the December 2006 quarter are below forecast
– Soft newsstand circulation at Star is the primary driver
– On a year-over-year basis, Bank EBITDA for the December 2006 quarter is estimated to be slightly lower than the prior year, with cost cuts partly offsetting top-line weakness
• $23.9 million in Bank EBITDA for December 2005 quarter versus $21.5 million in Bank EBITDA for the December 2006 quarter
• Management has developed an action plan to be implemented in the March quarter that is estimated to generate
$36.6 million of incremental Bank EBITDA and substantially enhance the company’s cash flow profile
– $19.4 million of cost savings
– $17.2 million of revenue enhancements
• We expect strong year-over-year financial performance for the March 2007 quarter, which is expected to benefit from:
– Recovery in Star newsstand sales
– Substantially lower SG&A expenses ($20 million versus $29 million in March 2006 quarter, before one-
time costs)
– Comparison to relatively weak March 2006 results

Recent Financial Results
• The estimates previously provided for fiscal 2006 and the first two quarters of fiscal 2007 have been updated, primarily the result of restatement-related changes around revenue recognition as well as adjustments in RDA/RDP payments
($ in millions) FYE 3 Months Ended LTM
3/31/06E 6/30/06E 9/30/06E 6/30/06E 9/30/06E
Bank EBITDA from October Presentation $110.9 $23.5 $37.0 $106.4 $108.3
Revenue Recognition Policy (1.7) 0.0 0.0 (3.2) (2.6)
Increased RDA/RDP Payments 0.1 0.0 (1.7) 0.0 (1.7)
Increased Expenses 0.0 (1.0) 0.0 (1.0) (1.0)
Miscellaneous (2.3) 0.0 (1.1) (1.0) (1.1)
Current Bank EBITDA Estimate $107.0 $22.5 $34.2 $101.2 $101.9
Bank EBITDA is a non-GAAP financial measure. See slide 4 for an explanation of why we present Bank EBITDA and a reconciliation of
Bank EBITDA to the most directly comparable GAAP financial measure.

EBITDA Reconciliation
Estimated Financial Results FYE LTM 3 Months Ended
($ in millions) 3/31/06E 6/30/06E 9/30/06E 12/31/06E 3/31/07P 12/31/05E 12/31/06E
Revenue $497.7 $489.0 $486.3 $476.5 $479.2 $120.0 $110.3
Bank EBITDA
(1)
$107.0 $101.2 $101.9 $99.5 $113.3 $23.9 $21.5
Add-Backs Permitted in Credit Agreement
Investments in Launches and Re-Launches $11.1 $11.4 $8.9 $4.6 $0.5 $4.3 $0.0
Restructuring Costs and Severance 2.1 5.6 4.6 4.3 4.8 0.6 0.3
Professional Fees Related to Restatement 4.3 8.7 11.3 13.0 9.4 0.0 1.7
Management Fees 2.0 2.0 2.0 2.0 2.0 0.5 0.5
Reported EBITDA before Add-Backs $87.4 $73.5 $75.1 $75.6 $96.6 $18.5 $19.1
Less: Depreciation and Amortization 46.7 44.3 40.9 37.9 36.0 11.4 8.4
Less: Interest Expense, Net 86.1 89.6 92.0 94.6 96.2 21.7 24.3
Less: Amortization of Deferred Debt Costs 11.3 12.4 11.9 12.6 8.0 2.0 2.7
Less: Trademarks Write-Off and Other 122.5 122.5 122.5 122.5 0.0 0.0 0.0
Income/(Loss) Before Provision for Income Taxes ($179.3) ($195.4) ($192.2) ($192.0) ($43.7) ($16.5) ($16.4)
Senior Secured Leverage Ratio - Estimate
4.02x 4.40x 4.49x 4.92x 4.06x
Senior Secured Leverage Covenant NA NA 4.60x 4.00x 4.00x
Total Leverage Ratio - Estimate 9.17x 9.83x 9.89x 10.45x 8.91x
Total Leverage Covenant
NA NA 9.75x 8.85x 8.85x
Interest Coverage Ratio - Estimate 1.24x 1.13x 1.11x 1.05x 1.18x
Interest Coverage Covenant
1.20x 1.20x 1.10x 1.20x 1.20x
(1)
Bank EBITDA per AMI's Credit Agreement. Bank EBITDA is a non-GAAP financial measure and is presented because certain covenants in the company's Credit Agreement are tied to ratios based on this measure. Bank EBITDA should not be considered as an alternative to GAAP measures such as operating income, and the-company's calculation thereof may not be comparable to similarly entitled measures reported by other companies. In addition, the amounts of Bank EBITDA are preliminary estimates and are subject to revision pending completion of the restatement.

Liquidity Update
• As of the end of December 2006, the company had $56 million of cash on its balance sheet and a fully drawn revolver (balance of $60 million)
• Management currently expects the company’s liquidity (cash plus undrawn revolver) to improve by the end of fiscal 2007, after making all required interest payments

Restatement Update
• AMI’s restated financial statements are currently being reviewed by
Deloitte & Touche’s national office
• Expected impact of restatement will be $32.8mm of operating income over the restatement period, and $18.3mm of operating income and
$16.7mm of Bank EBITDA for FY2005